FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS CONSUMMATES PRIVATE PLACEMENT
OF SERIES D PREFERRED STOCK AND COMMON
STOCK WARRANTS

Buffalo, NY – February 17, 2009 Cleveland BioLabs, Inc. (NASDAQ:  CBLI) (the “Company”) announced today that it has raised approximately $1,700,000 in capital through a private placement of approximately 170 shares of series D convertible preferred stock, with a stated value of $10,000 per share (“Series D Preferred”), and warrants to purchase an aggregate of 919,876 shares of the Company’s common stock.  The Company intends to use the proceeds of the private placement for working capital purposes.  The Company is continuing with efforts to raise additional capital on the same terms and conditions.

The Series D Preferred does not accrue dividends, ranks junior to the Company’s Series B Convertible Preferred Stock and senior to all shares of Common Stock and other capital stock of the Company and is redeemable or convertible by the Company commencing on February 13, 2012 (subject to various conditions).  Initially, each share of Series D Preferred is convertible into approximately 5,405.5 shares of Common Stock at the initial conversion price of $1.85.  The conversion price is subject to automatic reduction in a fixed amount on a periodic basis (commencing on August 13, 2009) and also is subject to reduction if certain scientific milestones are not met by the Company.  The warrants have a seven-year term and an initial exercise price of $2.60.

At its annual meeting of stockholders, the Company intends to seek approval of various matters relating to the transaction.  Directors, executive officers and certain large stockholders of the Company who together hold approximately 29.3% of the total voting power of the outstanding capital stock of the Company eligible to vote as of  the date of the issuance have agreed to vote in favor of these approvals.

The Company intends to file a Current Report or Form 8-K with the Securities and Exchange Commission today, which will include a more detailed description of the transaction.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is a drug discovery and development company leveraging its proprietary discoveries around programmed cell death to develop treatments for cancer and protection of normal tissues from exposure to radiation and other stresses.  The Company has strategic partnerships with the Cleveland Clinic, Roswell Park Cancer Institute, ChemBridge Corporation and the Armed Forces Radiobiology Research Institute.  To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The transaction described above does not assure that the Company’s business or financial results will be successful or that the Company will not need to raise additional capital.  The Company may not be able to raise needed additional capital on the same terms as those in the transactions described above or on any other terms.  Factors that may affect the business or financial results or condition of the Company include the availability of capital, the progress and outcome of clinical trials and obtaining necessary regulatory approvals and are described more extensively in the Company’s filings with the SEC.  Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and, except as expressly required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or development.

Additional Information
The Company intends to file a proxy statement and other relevant documents concerning the transaction described above with the SEC.  The proxy statement will be distributed to the Company’s stockholders in connection with a meeting of stockholders.  Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction.  Investors will be able to obtain these documents free of charge at the SEC’s website (http://www.sec.gov).  The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of approval of the transaction and related matters from the stockholders of the Company.  Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 1, 2008.  Additional information regarding the interests of such participants will be included in the transaction-related proxy statement and the other relevant documents filed with the SEC when they become available.

The preferred stock and warrants described in this press release will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Contact:
Rachel Levine, Director Corporate Development & Communications
Cleveland BioLabs, Inc.
T: (646) 284-9439
E: rlevine@cbiolabs.com